EXHIBIT 1

                             JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them a Statement on Schedule 13G (including amendments thereto) with regard to the common stock of PIZZA INN, INC. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of February 13, 2007.

                                       BC ADVISORS, LLC

                                       By: /s/ Steven R. Becker
                                          --------------------------------------
                                           Steven R. Becker, Member


                                       SRB MANAGEMENT, L.P.

                                       By: BC Advisors, LLC, its general partner

                                       By: /s/ Steven R. Becker
                                          --------------------------------------
                                           Steven R. Becker, Member


                                       /s/ Steven R. Becker
                                       -----------------------------------------
                                       Steven R. Becker